SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2007

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North,

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).    Election of Director.

Item 5.03(a).    Amendment to Bylaws.

           Effective March 20, 2007,  the Board of Directors of Friedman, Billings, Ramsey Group, Inc.  ("FBR" or the "Company") amended Section 2.2 of the Company's Bylaws to increase the number of directors of the Company from nine to ten and elected J. Rock Tonkel, Jr., the Company's President and Chief Operating Officer, as a non-independent director to fill the vacancy created by the increase in the number of directors and to serve until the next annual meeting of shareholders. FBR previously announced that the 2007 annual meeting will be held on June 7, 2007.  A copy of the press release announcing Mr. Tonkel's election as a director is furnished herewith and attached as Exhibit 99.1.

Item 8.01.    Other Events.

           Effective March 20, 2007, the Board of Directors of the Company's FBR Capital Markets Corporation ("FBR Capital Markets") subsidiary appointed John T. Wall as a new member of the Board.  Mr. Wall is currently an independent member of the Company's Board of Directors and will continue to serve on the Company's Board.  On the FBR Capital Markets Board, Mr. Wall joins Andrew M. Alper, Thomas J. Hynes, Jr., Richard A. Kraemer, Arthur J. Reimers, FBR Capital Markets Chairman and Chief Executive Officer Eric F. Billings, FBR Capital Markets President and Chief Operating Officer Richard J. Hendrix and Crestview Partners executives Richard DeMartini and Thomas S. Murphy, Jr.  A copy of the FBR Capital Markets press release is furnished herewith and attached as Exhibit 99.2.

EXHIBIT

99.1	Friedman, Billings, Ramsey Group, Inc. Press Release dated March 26, 2007.

99.2.	Friedman, Billings, Ramsey Group, Inc. Press Release dated March 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

March 26, 2007	By:	/s/ Eric F. Billings
Eric F. Billings Chairman and Chief Executive Officer